AMENDMENT 2 TO THE
ENTERGY NUCLEAR RETENTION PLAN
(As Amended and Restated Effective January 1, 2007)

THIS AMENDMENT, executed this 27th day of June, 2022, is made by Entergy Corporation to the Entergy Nuclear Retention Plan, as amended and restated effective January 1, 2007 (hereinafter referred to as the “Plan”), in accordance with resolutions adopted by the Personnel Committee of the Board of Directors of Entergy Corporation at its meeting held on May 5, 2022.
Pursuant to Section 7.01 of the Plan, Entergy Corporation does hereby amend the Plan in the following respects:
1.To add the following clause at the end of Section 1.08 of the Plan:
“; provided, that any determination of Cause relating to the termination of employment of the CEO – Nuclear Operations shall be made by the Chief Executive Officer of Entergy Corporation in his sole discretion.”

2.To delete Section 1.09 of the Plan in its entirety and replace it with the following:
“1.09 CEO – Nuclear Operations shall mean the Chief Nuclear Officer of Entergy Corporation or, if no such title exists, the most senior leader of Entergy Corporation responsible for nuclear operations.”

3.To delete the first sentence of Section 3.04 (Certification Requirement and Notification Process) of the Plan and replace it with the following:

“The final determination of Participants must be approved in writing by the CEO – Nuclear Operations except in the case of participation by the CEO – Nuclear Operations, whose participation shall be subject to the approval of the Committee.”
4.To add the following sentence to the end of Section 6.01(b):
“Not withstanding anything herein to the contrary, if the CEO – Nuclear Operations is the Participant affected by this Section 6.01(b) then any determination hereunder shall be made by the Chief Executive Officer of Entergy Corporation.”

5.To add the following sentence at the end of Section 8.03:
“Notwithstanding anything herein to the contrary, any recommendation, determination, approval, or process of consideration under the Plan with respect to the CEO – Nuclear Operations (“Discretionary Determination”), including specifically any Discretionary Determination under Sections 1.08, 5.04 and 6.01, and Article III and including generally any Discretionary Determination regarding (1) eligibility or participation, (2) termination of participation, (3) payment of Awards, or (4) repayment of Awards, shall be the responsibility of the Chief Executive Officer of Entergy Corporation, except to the extent such authority is reserved to the Committee.”

Where not inconsistent herewith, all the terms and provisions of the Plan shall remain in full force and effect, and Entergy Corporation hereby ratifies and confirms the Entergy Nuclear Retention Plan, as amended and restated effective January 1, 2007, as amended herein.
    IN WITNESS WHEREOF, this Amendment is executed on the day, month and year set forth above.
ENTERGY CORPORATION
through its duly authorized representative

_____/s/ Kathryn Collins_____________________
KATHRYN COLLINS
                     Senior Vice President, HR and
                     Chief Human Resources Officer
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